Exhibit 4.10

                          SUPPLEMENTAL INDENTURE NO. 5

                           DATED AS OF OCTOBER 1, 1999


           THIS SUPPLEMENTAL INDENTURE NO. 5 to the Indenture referred to below is dated as of October 1, 1999, and is made by and among AK STEEL CORPORATION, a Delaware corporation ("AK Steel"), AK STEEL HOLDING CORPORATION, a Delaware Corporation ("AK Holding"), DOUGLAS DYNAMICS, L.L.C., a Delaware limited liability company ("Douglas Dynamics" and, together with AK Holding, the "Guarantors"), and FIRSTSTAR BANK, N.A. (formerly known as Star Bank, N.A.), as trustee (the "Trustee").

           Pursuant to Supplemental Indenture No. 4, dated as of September 30, 1999, to the Indenture referred to below, AK Steel, as successor by merger to Armco Inc., an Ohio corporation ("Armco"), expressly assumed all of the obligations of Armco under the Indenture, dated as of November 1, 1993 (the "Base Indenture"), as previously amended and supplemented by Supplemental Indenture No. 2, dated as of December 15, 1998, and by Supplemental Indenture No. 3, dated as of July 30, 1999. The Base Indenture as so amended and supplemented (the "Indenture"), relates to the 8-7/8% Senior Notes Due 2008 previously issued by Armco and assumed by AK Steel (the "Notes"). Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined and, pursuant to and as contemplated by Section 1.01 of the Indenture, the term "Company" as used herein shall mean AK Steel.

           As a result of the merger of Armco with and into AK Steel, Douglas Dynamics became a Restricted Subsidiary of AK Steel and, as such, is required, pursuant to Section 304(a)(vi) of the Indenture, to issue a Guarantee of the Notes. In addition, AK Steel and AK Holding wish to provide for the issuance by AK Holding of a Guarantee of the Notes on the terms provided herein.

           Pursuant to Section 10.01 of the Indenture, the Company and the Trustee are permitted to amend the Indenture, without the consent of the holders of the Notes, to provide for the issuance by any Person of a Guarantee of the Notes.

           The Company has directed the Trustee to execute and deliver this Supplemental Indenture No. 5 in accordance with the terms of the Indenture.



NY2:\822783\03\HMV303!.DOC\38055.0020
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           In consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I
                             AMENDMENTS TO INDENTURE

           Section 1.1 Amendments to Indenture.

Effective as of the date first above written, the Indenture shall be amended as follows:

           (a) Section 203 of the Indenture shall be amended to add the following definitions in proper alphabetical order:

                     "Douglas Dynamics" means Douglas Dynamics, L.L.C., a Delaware limited liability company.

                     "Guarantors" means Holding and each Guarantor Subsidiary.

                     "Guarantor Subsidiary" means any Restricted Subsidiary that executes a supplement to this Indenture pursuant to which such Restricted Subsidiary jointly and severally unconditionally guarantees the due and punctual payment and performance of the Obligations and assumes the other obligations of a Guarantor Subsidiary pursuant to this Indenture, in the manner provided by this Indenture.

                     "Holding" means AK Steel Holding Corporation, a Delaware corporation.

                     "Obligations" means the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes and all other obligations and liabilities of the Company whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter issued, which may arise, under, out of or in connection with the Indenture and the Notes or any other documents made, delivered or given in connection therewith, whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation all fees and disbursements of counsel to the Trustee or the holders for which AK Steel has become obligated pursuant to the terms of the Indenture) or otherwise whether or not an allowable claim against AK Steel under the Bankruptcy Code or otherwise enforceable against AK Steel, and including, in any event, interest and other liabilities accruing or arising after the filing by or against AK Steel of a petition under the Bankruptcy Code or that would have so accrued or arisen but for the filing of such a petition.


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           (b) There shall be added to the Indenture a new Article XV, to read as follows:

                                   ARTICLE XV

                                 NOTE GUARANTEES

                     Section 15.01        Unconditional Note Guarantees.

                  (a) Each Guarantor, which shall include Holding, Douglas Dynamics and each Restricted Subsidiary that shall hereafter become a Guarantor Subsidiary, hereby jointly and severally unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment and performance of the Obligations (the "Note Guarantees") and further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Note Guarantees. In case of the failure of the Company punctually to perform or make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment and performance to be made punctually.

                  (b) Each Guarantor hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same, any exchange, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Notes, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a Note interest by AK Steel, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Notes or by the Trustee or either of them with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives the benefits of diligence, presentment, demand of payment, or exhausts any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy


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                  of the Company, any right to require a proceeding first
                  against the Company, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Note Guarantee. Each Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at the first scheduled maturity thereof, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each Guarantor to enforce this Note Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  (c) Each Guarantor shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by such Guarantor on account of such Note pursuant to the provisions of its Note Guarantee or this Indenture; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full.

                  (d) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the


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                  Notes, whether as a "voidable preference," "fraudulent
                  transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  (e) Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantor's Note Guarantee.

                        Section 15.02 Limitation of Guarantor's Liability. Each
             Guarantor and, by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee pursuant to subsection (e) of Section 15.01 hereof, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal, state or foreign law.


                        Section 15.03  Release of Note Guarantees.

                  (a) Notwithstanding anything to the contrary contained in this
                  Article 15, in the event that (i) any Guarantor shall cease to be obligated under, or become entitled to be released from its obligations in respect of, all Guarantees of Indebtedness of the Company, other than the Notes, and (ii) no Default or Event of Default shall have occurred and be continuing, then, following compliance with the next following sentence, such Guarantor shall be released from its obligations as a Guarantor under this Indenture and the Note Guarantee of such Guarantor shall be of no further force or effect. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel with respect to the matters set forth in clauses (i) and (ii) of the preceding sentence, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor from its obligations under its Note Guarantee.

                  (b) Concurrently with any sale or other disposition (other than to Holding or any Subsidiary of Holding), whether by way of merger, consolidation or otherwise, of all or substantially all the assets and business or all of the capital stock of a Guarantor permitted by and in accordance with the terms of


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                  this Indenture, and upon delivery by the Company to the
                  Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor from the obligations under its Note Guarantee. Any Guarantor not released from its obligations under its Note Guarantee and under this Article 15 shall remain liable for the obligations under its Note Guarantee and under this Article 15.

                  (c) Concurrently with the defeasance of the Notes under
                  Article 12 of the Indenture, the Guarantor Subsidiaries shall be released from all of their obligations under their Note Guarantees and under this Article 15, without any action on the part of the Trustee or any Holder of Notes.


                                   Article II

                                  Miscellaneous

           Section 2.1 Receipt by Trustee. In accordance with Sections 304(a)(vi), 10.03 and 14.04 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate and an Opinion of Counsel as conclusive evidence that this Supplemental Indenture No. 5 complies with the Indenture.

           Section 2.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture No. 5 or the Indenture or any provision herein or therein contained.

           Section 2.3 Governing Law. This Supplemental Indenture No. 5 shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without reference to principles of conflicts of law.

           Section 2.4 Separability Clause. In case any one or more of the provisions contained in this Supplemental Indenture No. 5 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

           Section 2.5 Ratification of Indenture; Supplemental Indenture No. 5 Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Supplemental Indenture No. 5 shall form a part of the Indenture for all purposes, and every


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Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture No. 5.

           Section 2.6 Counterparts. This Supplemental Indenture No. 5 may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

           Section 2.7 Headings. The descriptive headings of the several Articles of this Supplemental Indenture No. 5 were formulated, used and inserted in this Supplemental Indenture No. 5 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.











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           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 5 to be duly executed as of the date first above written.

                              AK STEEL CORPORATION

                              By:    /s/ John G. Hritz
                                     -----------------------------------------
                                     Name:      John G. Hritz
                                     Title:     Executive Vice President



                              AK STEEL HOLDING CORPORATION,
                               as Guarantor

                              By:    /s/ John G. Hritz
                                     -----------------------------------------
                                     Name:      John G. Hritz
                                     Title:     Executive Vice President


                              DOUGLAS DYNAMICS, L.L.C.,
                               as Guarantor

                              By:  AK Steel Corporation,
                                      as Manager

                                     By:    /s/ John G. Hritz
                                            ----------------------------------
                                            Name:    John G. Hritz
                                            Title:   Executive Vice President


                              FIRSTSTAR BANK, N.A,
                               as Trustee

                              By:    /s/ Robert T. Jones
                                     -----------------------------------------
                                     Name:      Robert T. Jones
                                     Title:     Vice President
                                                and Trust Officer



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